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Exhibit 10.16

                              PURCHASE AGREEMENT
                              ------------------


     THIS IS AN AGREEMENT ("Agreement"), dated as of August 31, 1999 by and among US WATS, INC., a New York corporation ("Buyer"), JMR Marketing Corporation, a New Jersey corporation ("JMR"), and James M. Rossi ("Rossi" and, together with JMR, "Seller").

                                    RECITALS
                                    --------

     WHEREAS, on August 13, 1999, Buyer and Seller reached agreement in principle on the sale of certain assets by Seller to Buyer in exchange for Buyer's issuance to JMR of 150,000 shares of Buyer's common stock, par value $.001 per share ("Common Stock"); and

     WHEREAS, Seller desires to sell to Buyer, and Buyer is willing to purchase from Seller, certain assets, upon and subject to the terms and conditions set forth below.

     NOW THEREFORE, in consideration of the mutual promises herein made, the parties hereto, intending to be legally bound, agree as follows:

                                   AGREEMENTS
                                   ----------

     1.   Sale and Purchase of Assets.  Seller hereby (i) sells to Buyer free
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and clear of any liabilities, security interests, liens and other encumbrances, all of Seller's right, title and interests in and to the furniture, fixtures, equipment and other tangible assets identified on Schedule A (the "Tangible
                                                  ----------
Assets") and (ii) assigns to Buyer all of Seller's rights under the contracts and arrangements identified on Schedule B (the "Contracts") and the Business
                               ----------
Plan identified on Schedule C (the "Business Plan" and, collectively with the
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Contracts and Tangible Assets, the "Assets"), and (iii) constitutes and appoints
Buyer the true and lawful agent and attorney-in-fact of Seller, with full power of substitution or resubstitution in whole or in part, in the name and on behalf of Seller, but for the benefit and at the expense of Buyer, as fully to all interests and purposes as Seller might or could do if actually present (a) to collect, assert or enforce any claim, right, interest or title of any kind in or to the Assets, and to institute and prosecute all actions, suits and proceedings which Buyer may deem proper in order to collect, assert or enforce any such claim, right, interest or title, and (b) to defend, settle or compromise any and all actions, suits or proceedings in respect of any such Assets. Seller acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable by Seller in any manner or for any reason. In addition, Seller hereby confirms that Buyer shall have no further obligation to pay Seller or any party claiming through Seller any commissions on account of the Contracts.

     2.   Purchase Price of Assets. In full consideration of the sale and
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assignment of the Assets, Buyer hereby agrees to issue to JMR 150,000 shares of
Common Stock, and (ii) assume those obligations and only those obligations that accrue under the Contracts from and after the date hereof (the "Assumed Liabilities").
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     3.   No Assumption of Other Liabilities of Seller.  Except for the Assumed
          --------------------------------------------
Liabilities, Buyer does not and will not assume or become obligated to pay or perform any liabilities or obligations of Seller whatsoever, including without limitation liabilities or obligations of Seller under any and all of the Contracts arising prior to the date of Closing.

     4.   Representations and Warranties by Seller.  Seller represents and
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warrants to Buyer as follows:

          4.1  Due Authorization.  Seller has all requisite right, power
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and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate and individual action on the part of Seller, and no further action is required on the part of Seller to authorize the Agreement or the transactions contemplated hereby.

          4.2  No Consents Required.  No approval, authorization or consent of
               --------------------
any person is required for the execution and delivery by Seller by this Agreement, the assignment of the Contracts to Buyer or consummation by Seller of the transactions contemplated hereby.

          4.3  Liabilities and Obligations.  Seller does not know or have any
               ---------------------------
reasonable grounds to know of any basis for the assertion against the Assets of any liability of any nature which will not be fully satisfied and discharged on or before the date of Closing.

          4.4  Title to Furniture, Fixtures and Other Tangible Assets.  Seller
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has good and marketable title to the Tangible Assets, subject to no mortgage, pledge, lien, conditioned sales or other agreement, lease, right, contract, restriction, assessment, claim, encumbrance, security interest or change of any nature.

          4.5  Commissions.  Seller has not made any agreement or taken any
               -----------
action which may cause anyone to become entitled to a commission or other payment as a result of the sale contemplated by this Agreement.

          4.6  No Default. Each Contract is in full force and effect.  The
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Seller and each party to each Contract have complied with all respective commitments and obligations on their part to be performed or observed thereunder. Seller has not received notice of a default under any Contract. No event or condition has happened or presently exists which constitutes a default by Seller or any other party to their respective Contract or which after notice or lapse of time or both would constitute a default by Seller or any other party to any Contract under their respective Contract.

          4.7  Securities Matters. (a) Seller is acquiring the shares of Common
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Stock solely for its own account without a view to distribution; (b) Seller is aware that the shares of Common Stock have not been registered under the Securities Act of 1933 or the securities laws

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of any state, that the shares of Common Stock cannot be distributed, sold, pledged or otherwise disposed of unless they are registered thereunder or unless, in the opinion of counsel satisfactory to the Company, an exemption from such registration is available, and that the Company has no intention of so registering interests in the Company thereunder and is under no obligation to do so, and that accordingly Seller is able and is prepared to bear the economic risk of holding the Common Stock and to suffer any loss associated with the acquisition of the Common Stock; (c) Seller's knowledge and experience in financial and business matters are such that Seller is capable of evaluating, and has valued, the risk of acquiring the shares of Common Stock under this Agreement and can bear the economic risk of making such acquisition; (d) Seller is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933; (e) the Company has afforded Seller an opportunity to obtain any relevant information in its possession concerning the Company, and Seller has had the opportunity to ask questions of, and receive answers from, the management of the Company concerning the Company.

     5.   Additional Post-Closing Covenants of Seller.  After the Closing,
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Seller will execute and deliver such further instruments of conveyance and transfer and take such other action as Buyer reasonably may request to convey and transfer effectively to Buyer any of the Assets to be sold hereunder, and will assist Buyer in the collection or reduction to possession of any such property. In addition, Seller covenants that after the Closing, Seller will use its best efforts to cause the customers identified on Schedule D to remain as
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customers of Buyer, to encourage and facilitate the hiring by Buyer of such of
Seller's employees as Buyer determines to offer employment, and to cause its employees and other representatives to cooperate with and respond to reasonable inquiries of Buyer in order to effect a smooth transition from Seller to Buyer of the operation of the business.

     6.   Non-Competition and Non-Solicitation.
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          6.1  Restrictions.  Seller shall not, until the date which is two
               ------------
years after the date hereof (the period of time before such date occurs, the "Restricted Period"), except as set forth on Schedule E or in furtherance of
                                             ----------
Buyer's business, do any of the following, directly or indirectly, without the prior written consent of Buyer: (a) own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as a partner, principal, agent, representative, consultant or otherwise with any business or enterprise engaged directly or indirectly in the business of selling long distance or local telephone service in the United States (the "Prohibited Business"). The foregoing restrictions shall not be construed to prohibit the ownership by Seller of not more than five percent of any class of securities of any corporation which is engaged in any of the foregoing businesses having a class of securities registered pursuant to the Securities Exchange Act of 1934; (b) solicit, call on, or in any way contact for purposes of transacting any Prohibited Business, whether on behalf of Seller or any other person or entity, any account, client, customer or supplier with whom (or which) the Seller shall have dealt at any time for the two year period immediately preceding the date hereof; (c) influence or attempt to influence any supplier, customer or potential customer of

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Buyer to terminate or modify any written or oral agreement or course of dealing with the Buyer; or (d) employ or retain, or arrange to have any other Person employ or retain, any person who shall have been employed or retained by Seller or Buyer as an employee, consultant, agent, distributor in a similar capacity at any time during the Restricted Period or the two year period immediately preceding the date hereof, or influence or attempt to influence any such person to terminate or modify his employment, consulting, agency, distributorship or other arrangement with Buyer.

          6.2  Acknowledgment.  Seller acknowledges that Seller has read and
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considered the provisions of Section 6.1 and that Seller has obtained legal counsel in connection with this Agreement. Seller acknowledges that the foregoing restrictions may limit Seller's ability to earn a livelihood in the Prohibited Business, but Seller nevertheless believes that Seller has received sufficient consideration in connection with this Agreement to justify such restrictions, which restrictions Rossi does not believe would prevent him from earning a living without otherwise violating the restrictions set forth herein.

          6.3  Specific Enforcement.  Seller acknowledges that any breach Seller
               --------------------
of Section 6.1 will cause continuing and irreparable injury to Buyer for which monetary damages would not be an adequate remedy. Seller shall not, in any action or proceeding to enforce any of the provisions of Section 6.1, assert the claim or defense that an adequate remedy at law exists. In the event of such breach by Seller, Buyer shall have the right to enforce the provisions of
Section 6.1 of this Agreement by seeking injunctive or other relief in any court, and this Agreement shall not in any way limit remedies of law or in equity otherwise available to Buyer.

     7.   Miscellaneous.  The obligations of JMR and Rossi under this Agreement
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shall be joint and several.  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the person incurring such costs and expenses, i.e., by Buyer if incurred by Buyer and by Seller if incurred by Seller. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the transaction contemplated hereby and shall not be amended or terminated except by a written instrument duly executed by each of the parties hereto. Any and all prior or contemporaneous agreements or understandings between the parties regarding the subject matter hereof are superseded in their entirety by this Agreement. This Agreement may be executed in one or more counterparts and by facsimile, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

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     IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

                              US WATS, INC.


                              By:   /s/ David Hurwitz
                                    ___________________________

                              Name:  David Hurwitz
                              Title:  President


                              JMR MARKETING CORPORATION


                              By:   /s/ James M. Rossi
                                    ___________________________

                              Name:  James M. Rossi
                              Title: President


                              /s/ James M. Rossi
                              ---------------------------------
                              James M. Rossi

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